Exhibit 10.1

SECOND AMENDMENT

TO THE

ALLIANT TECHSYSTEMS INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Alliant Techsystems Inc., a Delaware corporation (hereinafter sometimes referred to as “ATK”), pursuant to the authority and power reserved to it in Section 9.1 of the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan (hereinafter referred to as the “Plan”), hereby adopts and publishes this Second Amendment to said Plan effective as of July 1, 2004.

1.                                       Section 7 of the Plan shall be, and hereby is, amended by deleting subsection 7.2(b)(i) of Section 7.2 thereof in its entirety and substituting therefore the following subsection 7.2(b)(i):

7.2(b)(i)                               Installments.  Eligibility for Installments for Participants Who Have Attained Age Fifty-Five (55).  A Participant’s Account, including any sub-accounts, shall be distributed in the form of a series of annual installments not to exceed fifteen (15) annual installments if, and only if, the Participant has satisfied the following conditions:  (a) the Participant, at Termination of Employment has attained age fifty-five (55) and has at least two (2) years of continuous service with the Employers or one or more Affiliates, (b) the Participant has made an election to receive distribution of the Account, including any sub-accounts, in annual installments as described in Section 7.3, and (c) the Participant has elected the number of annual installment to be made.

2.                                       Section 7 of the Plan shall be, and hereby is, amended by deleting Subsection 7.2(b)(ii) of Section 7.2 thereof in its entirety and substituting therefore the following Subsection 7.2(b)(ii):

7.2(b)(ii)                           Eligibility for Installments for Participants Who Have Not Attained Age Fifty-Five (55).  A Participant’s Account, including any sub-accounts, shall be distributed in the form of a series of annual installments not to exceed five (5) annual installments if, and only if, the participant, at Termination of Employment, has not yet attained age fifty-five (55), but has at least two (2) years of continuous service with the Employers or one or more Affiliates, (b) the Participants has made an election to receive distribution of the Account, including any sub-accounts, in annual installments as described in Section 7.3, and (c) the Participants has elected the number of annual installments to be made.

3.                                       Section 7 of the Plan shall be, and hereby is, amended by deleting Subsection 7.9 thereof in its entirety and substituting therefore the following Subsection 7.9:

7.9           Effect of Disability.  If the Participant becomes Disabled while actively employed by the Employers or an Affiliate, the Participant may by written notice to the Committee suspend further deferrals while so Disabled.  If a Disabled Participant has a Termination of Employment, such Participant will be deemed to be age fifty-five (55) and to have two (2) years of continuous service for purposes of determining distribution under Section 7.  For purposes of the Plan, “Disabled” means that the Participant has been determined to be totally and permanently disabled either (a) for social security purposes, (b) for purposes of any Employer-sponsored long term disability plan or policy, or (c) for purposes of worker’s compensation.

4.                                       SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.